UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 22, 2026

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
Delaware	(Urban Edge Properties LP)	333-212951-01	(Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

12 East 49th Street
New York	NY	10017
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-0082

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange
Urban Edge Properties LP

Title of class of registered securities	Trading symbol	Name of exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Urban Edge Properties  ☐ Urban Edge Properties LP  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
        Urban Edge Properties ☐                   Urban Edge Properties LP ☐

This Current Report on Form 8-K is filed by Urban Edge Properties, a Maryland real estate investment trust (the “Company”), and Urban Edge Properties LP, a Delaware limited partnership through which the Company conducts substantially all of its operations (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership.

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2026 (the “Effective Date”), the Operating Partnership entered into the Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”), by and among the Operating Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as lead arrangers and joint bookrunners for the revolving credit facility, TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bank National Association, as lead arrangers for the revolving credit facility, PNC Bank, National Association, as syndication agent for the revolving credit facility, TD Bank, N.A., Truist Bank and U.S. Bank National Association, as documentation agents for the revolving credit facility, Wells Fargo Securities, LLC, as a lead arranger and sole bookrunner for the term loan facility, Truist Securities Inc., as a lead arranger for the term loan facility, Truist Bank, as syndication agent for the term loan facility, and the lender parties thereto. The Restated Credit Agreement amends and restates the Operating Partnership’s First Amended and Restated Revolving Credit Agreement entered into on August 9, 2022, as subsequently amended. The Restated Credit Agreement decreases the available amount under the Operating Partnership’s revolving credit facility (the “Revolving Credit Facility”) from $800 million to $700 million, extends the term of the Revolving Credit Facility from February 9, 2027 to June 28, 2030, with two 6-month extension options, adjusts the applicable interest rates, and makes certain other modifications. The Restated Credit Agreement also adds a term loan facility (the “Five Year Term Facility”) with an available amount of $125 million and a term ending June 30, 2031. The Five Year Term Facility has a delayed draw feature ending twelve months after the Effective Date, allowing for multiple draws during that period. The Restated Credit Agreement also contains an accordion feature, which allows the Operating Partnership to increase the total amount of unsecured indebtedness under the Revolving Credit Facility to $1.025 billion, which may be revolving loans or term loans. Borrowings under the Restated Credit Agreement may be used to finance pre-development costs, development costs, acquisitions, working capital, equity investments, debt investments, capital expenditures and repayment of indebtedness, to pay fees and expenses incurred in connection with the Restated Credit Agreement and for other general corporate purposes. No amounts are currently drawn on the facility.
The Restated Credit Agreement includes a series of financial and other covenants that the Operating Partnership must comply with, including that the percentage of “Total Outstanding Indebtedness” to “Capitalization Value,” which is based on a 6.25% capitalization rate, each measured as of the last day of the most recently ended fiscal quarter, may not exceed 60% (or 65% for up to four consecutive fiscal quarters following any material acquisition); the ratio of “Combined EBITDA” to “Fixed Charges,” each measured as of the last day of the most recently ended fiscal quarter, may not be less than 1.50 to 1.00; the ratio of “Unencumbered Combined EBITDA” to “Unsecured Interest Expense,” each measured as of the last day of the most recently ended fiscal quarter, may not be less than 1.50 to 1.00; the percentage of “Unsecured Indebtedness” to “Capitalization Value of Unencumbered Assets,” each measured as of the last day of the most recently ended fiscal quarter, may not exceed 60% (or 65% for up to four consecutive fiscal quarters following any material acquisition); and the ratio of “Secured Indebtedness” to “Capitalization Value,” each measured as of the last day of the most recently ended fiscal quarter, may not exceed sixty percent (60%). The Restated Credit Agreement also contains standard representations and warranties and other covenants.
Obligations under the Restated Credit Agreement are senior unsecured obligations of the Operating Partnership and may be guaranteed by certain subsidiaries of the Operating Partnership, but the Company will not guarantee or be liable for amounts due under the Restated Credit Agreement.
The Operating Partnership is not required to repay any loans under the Revolving Credit Facility or Five Year Term Facility prior to maturity. The Operating Partnership may prepay all or any portion of the loans under the Revolving Credit Facility or Five Year Term Facility prior to maturity without premium or penalty, subject to reimbursement of certain costs of the lenders, and may reborrow loans that it has repaid under the Revolving Credit Facility. The Restated Credit Agreement includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the lenders’ commitments may be terminated.
The interest rates per annum applicable to loans under the Revolving Credit Facility and the Five Year Term Facility are, at the Operating Partnership’s option, equal to either a Secured Overnight Financing Rate (“SOFR”)-based rate or a base rate plus an applicable margin. The margin is based on the Operating Partnership’s ratio of “Total Outstanding Indebtedness” to “Capitalization Value” (the “leverage ratio”), or, if the Operating Partnership meets the requirements pursuant to the Restated Credit Agreement and so elects, on the credit rating assigned to the Operating Partnership, and ranges from (i) 1.00% to 1.45% per annum based on the leverage ratio for SOFR revolving loans and (ii) 1.15% to 1.60% per annum based on the leverage ratio for SOFR term loans, with base rate margins set 1.00% lower. The current applicable margin is 1.00% for SOFR revolving loans and 1.15% for SOFR term loans, based on the leverage ratio. In addition, the Restated Credit Agreement requires the payment of a facility fee, equal to 0.15% to 0.30%, on the $700 million committed capacity in respect of the Revolving Credit Facility, without regard to usage. The current facility fee rate is 0.15%, based on the Operating Partnership’s leverage ratio.
The Restated Credit Agreement provides that the applicable margins thereunder may be adjusted upwards or downwards, up to 0.04%, as a result of certain environmental, social and governance targets.
Certain of the banks and financial institutions that are parties to the Restated Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Borrowers and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.
On January 22, 2026, the Operating Partnership also entered into the Term Loan Agreement (the “Term Loan Agreement”), by and among the Operating Partnership, as borrower, PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as lead arranger and sole bookrunner, TD Securities (USA) LLC and U.S. Bank National Association, as lead arrangers, TD Bank, N.A. and U.S. Bank National Association, as syndication agents, and the lender parties thereto. The Term Loan Facility provides for a $125 million term loan facility (the “Seven Year Term Facility”) with a term ending January 22, 2033. The Seven Year Term Facility has a delayed draw feature ending twelve months after the Effective Date, allowing for multiple draws during that period. The Term Loan Agreement also contains an accordion feature, which allows the Operating Partnership to increase the total amount of unsecured indebtedness under the Term Loan Agreement to $250 million. Except as otherwise described, the Seven Year Term Facility is on substantially similar terms to the Five Year Term Facility.
The interest rates per annum applicable to loans under the Seven Year Term Facility are, at the Operating Partnership’s option, equal to either a SOFR-based rate or a base rate plus an applicable margin. The margin is based on the Operating Partnership’s leverage ratio, pursuant to the terms of the Term Loan Agreement, or, if the Operating Partnership meets the requirements pursuant to the Term Loan Agreement and so elects, on the credit rating assigned to the Operating Partnership, and ranges from 1.50% to 2.20% per annum based on the leverage ratio for SOFR loans, with base rate margins set 1.00% lower. The current applicable margin is 1.50% for SOFR loans, based on the leverage ratio. The Seven Year Term Facility is subject to a prepayment premium of 2% until the first anniversary of the Effective Date, 1% from the first anniversary until the second anniversary of the Effective Date, and none thereafter.
The foregoing summary of the Restated Credit Agreement and Term Loan Agreement does not constitute a complete description of, and is qualified in its entirety by reference to, the terms of the Restated Credit Agreement and Term Loan Agreement, which will each be filed as an exhibit to the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated by reference herein into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 22, 2026, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 22, 2026
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: January 22, 2026	By:	/s/ Mark Langer
Mark Langer, Executive Vice President and Chief Financial Officer

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: January 22, 2026	By:	/s/ Mark Langer
Mark Langer, Executive Vice President and Chief Financial Officer